Exhibit 99.1

News From

Release Date:  November 13, 2012

Contact:	Jenniffer Collins
IGI Laboratories, Inc.
(856) 697-1441
www.igilabs.com

IGI LABORATORIES ANNOUNCES 3rd QUARTER 2012 RESULTS

BUENA, NJ - (BUSINESS WIRE) – IGI Laboratories, Inc. (NYSE Amex: IG), a New Jersey based topical generic drug development and manufacturing company, provided its financial results for the third quarter ended September 30, 2012.

Third Quarter 2012 Highlights vs. 2011

•	Total year to date revenues of $6.3 million, an increase of 10% over the same period in 2011
•	Total revenues of $2.0 million for Q3 2012, a decrease of 6% over same quarter in 2011
•	Gross margins year to date improved to 32% in 2012 as compared to 28% in 2011
•	Gross margins improved to 38% in Q3 2012 as compared to 30% in Q3 2011
•	Non-GAAP cash provided from operations was $1.1 million for the nine months ended September 30, 2012, as compared to Non-GAAP cash used in operations of $0.9 million in 2011
•

Net loss was $1.4 million in Q3 2012, which included $0.5 million of amortization of debt issuance costs and approximately $0.4 million related to costs associated with the change in the executive team in July of 2012.  Net loss was $0.5 million in Q3 2011

•	Net loss per share was $0.04 in the third quarter of 2012 as compared to $0.01 in 2011
•	Net loss included research and development costs of $0.6 million and $0.4 million in Q3 2012 and Q3 2011
•	IGI entered into a Loan and Security Agreement with Square 1 Bank and drew down $1.0 million in principal amount on August 31, 2012
•	IGI gained authorization to launch its first IGI label topical prescription products
•	IGI enters into partnership with DDN to provide logistical support services

IGI’s President and Chief Executive Officer, Jason Grenfell-Gardner, stated, “IGI completed its third quarter with total revenues of $2.0 million and improved margins as we continue to see the shift in our customer base to include product sales from more pharmaceutical customers.  We have executed all of the significant steps in our go to market strategy and we are on track to launch our first IGI products later this quarter.  We successfully refinanced our outstanding credit facility and significantly reduced our borrowing costs, which will allow us more flexibility to finance our business

Exhibit 99.1

needs in the near term.  While the changes to our credit facility and changes to the executive team, negatively impacted the net loss for the quarter, the Company is confident these were necessary steps as IGI focuses on being a leading player in the generic topical pharmaceutical market.”

IGI will hold a conference call at 4:15 pm ET on Tuesday, November 13, 2012 to discuss 3rd quarter 2012 results.  The Company invites you to listen to the call by dialing 1-800-435-1261. International participants should call 1-617-614-4076. The passcode for the conference call is 82860018.

This call is being webcast by Thomson and can be accessed at IGI's website at www.igilabs.com.

Exhibit 99.1

IGI LABORATORIES, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

For the three months ended September 30, 2012 and 2011 and

the nine months ended September 30, 2012 and 2011

(in thousands, except share and per share information)

(Unaudited)

	Three months ended September 30,		Nine months ended September 30,
	2012	2011	2012	2011
Revenues:
Product sales	$ 1,464	$ 1,945	$ 4,835	$ 5,030
Research and development income	496	119	1,368	539
Licensing, royalty and other income	26	49	52	142
Total revenues	1,986	2,113	6,255	5,711

Cost and expenses:
Cost of sales	1,222	1,479	4,271	4,113
Selling, general and administrative expenses	980	609	2,254	2,300
Product development and research expenses	620	442	1,735	1,573
Total costs and expenses	2,822	2,530	8,260	7,986
Operating loss	(836)	(417)	(2,005)	(2,275)
Interest expense and other, net	(586)	(70)	(740)	(193)

Net loss	$ (1,422)	$ (487)	$ (2,745)	$ (2,468)

Basic and diluted loss per share	$ (0.04)	$ (0.01)	$ (0.07)	$ (0.06)

Weighted Average of Common Stock and Common Stock Equivalents Outstanding
Basic and diluted	39,508,217	39,498,096	39,510,540	39,432,061

Exhibit 99.1

IGI LABORATORIES, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

For the nine months ended September 30, 2012 and 2011

(in thousands)

	2012	2011
Cash flows from operating activities:
Net loss	$(2,745)	$(2,468)
Non-cash expenses	1,388	835
Changes in operating assets and liabilities	156	(863)

Net cash used in operating activities	(1,201)	(2,496)

Net cash used in investing activities	(323)	(192)

Net cash provided by financing activities	385	551

Net decrease in cash and cash equivalents	(1,139)	(2,137)
Cash and cash equivalents at beginning of period	2,914	5,116
Cash and cash equivalents at end of period	$1,775	$2,979

IGI LABORATORIES, INC. AND SUBSIDIARIES

RECONCILIATION BETWEEN GAAP AND NON-GAAP

NET CASH PROVIDED BY (USED IN) OPERATING ACTIVITIES

For the three months ended September 30, 2012 and 2011 and

the nine months ended September 30, 2012 and 2011

(in thousands)

(Unaudited)

	Three months ended September 30,		Nine months ended September 30,
	2012	2011	2012	2011

GAAP net cash used in operating activities	$ (270)	$ (287)	$ (1,201)	$ (2,496)
Product development and research expenses	620	442	1,735	1,573
Amortization of debt issuance costs related to refinancing	545	-	545	-

Non-GAAP cash provided by (used in) operating activities	$ 895	$ 155	$ 1,079	$ (923)

Exhibit 99.1

IGI LABORATORIES, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED BALANCE SHEETS

(in thousands, except share and per share information)

	September 30, 2012	December 31, 2011
ASSETS
Current assets:
Cash and cash equivalents	$1,775	$2,914
Accounts receivable, less allowance for doubtful accounts of $16 as of	1,186	1,208
September 30, 2012 and December 31, 2011
Inventories	1,283	1,195
Other receivables	10	239
Prepaid expenses	149	130
Total current assets	4,403	5,686

Property, plant and equipment, net	2,756	2,800
Restricted cash, long term	54	54
License fee, net	325	400
Debt issuance costs, net	111	639
Other	180	57
Total assets	$7,829	$9,636

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$699	$629
Accrued expenses	636	611
Deferred income, current	32	38
Capital lease obligation, current	27	38
Total current liabilities	1,394	1,316

Note payable	1,000	-
Note payable, related party	-	500
Deferred income, long term	21	25
Capital lease obligation, long term	39	30
Total liabilities	2,454	1,871

Commitments and contingencies

Stockholders’ equity: Series A Convertible Preferred stock, liquidation preference - $500,000 at September 30, 2012 and December 31, 2011	500	500
Series C Convertible Preferred stock, liquidation preference - $1,744,705 at September 30, 2012 and $1,686,527 at December 31, 2011	1,517	1,517
Common stock	423	415
Additional paid-in capital	46,593	46,246
Accumulated deficit	(42,263)	(39,518)
Less treasury stock, 1,965,740 common shares at cost	(1,395)	(1,395)
Total stockholders’ equity	5,375	7,765
Total liabilities and stockholders' equity	$7,829	$9,636

Exhibit 99.1

Non-GAAP Measures

To supplement its financial statements presented in accordance with Generally Accepted Accounting Principles (GAAP), IGI provides certain non-GAAP measures of financial performance. These non-GAAP measures include non-GAAP cash provided by (used in) operations. Reference to these non-GAAP measures should be considered in addition to results prepared under current accounting standards, but are not a substitute for, or superior to, GAAP results. These non-GAAP measures are provided to enhance investors’ overall understanding of IGI’s current financial performance. Specifically, IGI believes the non-GAAP measures provide useful information to both management and investors by excluding certain expenses that may not be indicative of its core operating results and business outlook. Reconciliation of all non-GAAP measures included in this press release to the nearest GAAP measures can be found in the financial tables included in this press release.

About IGI Laboratories, Inc.

IGI Laboratories is a developer and manufacturer of topical formulations for the pharmaceutical, OTC, and cosmetic markets. Our mission is to be a leading player in the generic topical prescription drug market.

IGI Laboratories, Inc. “Safe Harbor” Statement under the Private Securities Litigation Reform Act of 1995. This press release includes certain "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements include, but are not limited to, plans, objectives, expectations and intentions, and other statements contained in this press release that are not historical facts and statements identified by words such as " will," "possible," "one time," "provides an opportunity," "continue" or words of similar meaning. These statements are based on our current beliefs or expectations and are inherently subject to various risks and uncertainties, including those set forth under the caption "Risk Factors" in IGI Laboratories, Inc.’s most recent Annual Report on Form 10-K and Quarterly Reports on Form 10-Q as filed with the Securities and Exchange Commission. Actual results may differ materially from these expectations due to changes in global political, economic, business, competitive, market and regulatory factors or IGI Laboratories, Inc.’s ability to implement business strategies. IGI Laboratories, Inc. does not undertake any obligation to update any forward-looking statements contained in this document as a result of new information, future events or otherwise.